Exhibit 16.2 - Letter dated May 8, 2002, from Matthew Hoogendoorn, CA


                             Matthew J. Hoogendoorn
                              CHARTERED ACCOUNTANT
                              406-455 Granville St.
                             Vancouver, B.C. V6C 1T1
                              Phone: (604) 682-3701
                            Facsimile: (604) 682-3600
                          E-mail: hoogendoorn@telus.net



May 8, 2002


Franklin Lake Resources Inc.
172 Starlite Street
South San Francisco, CA 94080

Attention: Peter Boyle


Dear Peter,

Re: Form 8-A

Further to your letter of yesterday, the following amendments should be made:

1. I audited the financial statements at January 31, 2001 as well as October 31, 2001.

2. The date of my resignation should be the date of my resignation letter. As my copy is in storage, kindly fax me the documentation from which you established the September 6, 2001, and

3. Both my Audit Reports contained a modification in the form of "Comments by Auditor for U.S. Readers on Canada-United States Reporting Differences" wherein I referred to "conditions that cast substantial doubt on the Company's ability to continue as a going concern."

Kindly amend the amended Form 8 and fax it back to me for items 1 and 3, and also fax back to me the point 2 letter.


Yours truly,


/s/Matthew Hoogendoorn
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Matthew Hoogendoorn, C.A.